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                                                                  EXHIBIT 99.2


                                 CENVEO, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         On March 7, 2007, Cenveo, Inc. ("Cenveo"): (i) completed the acquisition of all of the common stock of Cadmus Communications Corporation ("Cadmus") for $24.75 per share, and (ii) amended its senior secured credit facilities with a syndicate of lenders (as amended, the "Amended Credit Facilities"). Proceeds from the Amended Credit Facilities together with available cash were used to fund the acquisition of Cadmus and to pay certain fees and expenses incurred in connection with the acquisition.

         The total cash consideration in connection with the Cadmus acquisition is estimated to be approximately $249.0 million, consisting of:
(i) $228.9 million in cash for all of the common stock of Cadmus, (ii) payments of $17.6 million for the vested portion of stock options and restricted shares of Cadmus stock and for change in control provisions of Cadmus' incentive plans, and (iii) $2.5 million of related expenses. The value of the vested portion of the options and restricted shares of Cadmus represents the fair value of the total options and restricted shares based on $24.75, less the intrinsic value of the nonvested portion of restricted shares. Cenveo also assumed approximately $207.3 million of Cadmus debt in connection with the acquisition.

         The Amended Credit Facilities increased the overall borrowing availability of Cenveo Corporation, which is a direct wholly-owned subsidiary of Cenveo, to $925 million from $525 million, permitting Cenveo Corporation to: (i) retire its $325 million Term Loan B, (ii) acquire Cadmus with a $600 million six-year term loan facility ("Term Loan C"), including retiring and extinguishing the Cadmus revolving senior bank credit facility, and (iii) retire any and/or all of Cadmus' $125 million 8 3/8% Senior Subordinated Notes, due 2014 ("8 3/8% Notes") using a $125 million delayed-draw term loan facility (collectively with the Term Loan C, the "Term Loans").

         The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 gives effect to the acquisition of Cadmus and related increased debt as if they occurred on January 1, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 was derived by (A) adding the financial results from:
(i) Cenveo's historical audited consolidated statement of operations for the year ended December 31, 2006, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the United States Securities and Exchange Commission (the "SEC") on February 28, 2007, (ii) Cadmus' historical audited consolidated statement of operations for the year ended June 30, 2006, which is included in the Annual Report on Form 10-K of Cadmus for the year ended June 30, 2006 filed with the SEC on September 13, 2006; and (iii) Cadmus' unaudited condensed consolidated statement of operations for the six months ended December 31, 2006, which is included in the Quarterly Report on Form 10-Q of Cadmus for the quarter ended December 31, 2006, filed with the SEC on February 9, 2007, and (B) subtracting the financial results from Cadmus' unaudited condensed consolidated statement of operations for the six months ended December 31, 2005, which is included in the Quarterly Report on Form 10-Q of Cadmus for the quarter ended December 31, 2006 filed with the SEC on February 9, 2007, and gives effect to the unaudited pro forma adjustments necessary to account for the acquisition.

         The unaudited pro forma condensed combined balance sheet as of December 31, 2006 has been prepared as if the acquisition and related increased debt occurred on December 31, 2006. The unaudited pro forma condensed combined balance sheet as of December 31, 2006 combines Cenveo's historical audited consolidated balance sheet as of December 31, 2006, which is


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included in our Annual Report on Form 10-K for the fiscal year ended December
31, 2006 filed with the SEC on February 28, 2007, and Cadmus' historical unaudited condensed consolidated balance sheet as of December 31, 2006 filed with the SEC on February 9, 2007, and gives effect to the unaudited pro forma adjustments necessary to account for the acquisition.

         The Cadmus acquisition is being accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Accordingly, the operating results of Cadmus have been included in Cenveo's operating results since the closing of the transaction on March 7, 2007.

         The pro forma adjustments related to the Cadmus acquisition and related increased debt include an estimate of the interest expense related to the increased debt resulting from the acquisition and for income taxes. In addition, Cenveo performed a preliminary assessment of the purchase price allocations by identifying intangible assets and estimating the fair market value of intangible and tangible assets, including customer relationships, trademarks/tradenames, property, plant and equipment and operating leases. Cenveo also made adjustments to certain assets and liabilities to present them at their estimated fair value. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma condensed combined financial information and Cenveo's future results of operations and financial position. A final determination of the purchase price allocation, which is still in progress, will be based on actual, tangible and identifiable intangible assets of Cadmus that existed on the date of completion of the acquisition.

         The unaudited pro forma condensed combined financial information is presented solely for illustrative purposes and is not necessarily indicative of the combined financial position or operating results that would have been achieved had the acquisition occurred on the dates indicated, or of the financial position or results of operations that may be attained by the combined company in the future. The unaudited pro forma condensed combined financial information is based on, and should be read together with: (i) Cenveo's consolidated financial statements as of and for the year ended December 31, 2006, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on February 28, 2007 and Cenveo's condensed consolidated financial statements as of and for the quarter ended March 31, 2007, which are included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 9, 2007; and (ii) Cadmus' consolidated financial statements as of and for the year ended June 30, 2006, which are included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2006 filed with the SEC on September 13, 2006, Cadmus' unaudited condensed consolidated financial statements as of and for the six months ended December 31, 2006 and for the six months ended December 31, 2005, which are included in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 filed with the SEC on February 9, 2007.


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
                                                      CENVEO, INC.
                                  UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                   DECEMBER 31, 2006
                                                     (IN THOUSANDS)

                                                          HISTORICAL       HISTORICAL       PRO FORMA
                                                            CENVEO           CADMUS        ADJUSTMENTS         PRO FORMA
                                                            ------           ------        -----------         ---------
                      Assets

Current assets:
   Cash and cash equivalents                              $   10,558        $      -        $      -          $   10,558
   Accounts receivable, net                                  230,098          66,037               -             296,135
   Inventories                                                92,406          30,137           1,064  (1)        123,607
   Assets held for sale                                       51,966               -               -              51,966
   Prepaid and other current assets                           41,413           3,801          (1,170) (2)         44,044
                                                          ----------        --------        --------          ----------
     Total current assets                                    426,441          99,975            (106)            526,310

Property, plant and equipment, net                           251,103         126,096           7,847  (3)        385,046
Goodwill                                                     258,136         111,964         114,063  (4)        484,163
Other intangible assets, net                                  31,985           2,150         110,550  (5)        144,685
Other assets, net                                             34,285          26,918         (15,041) (6)         46,162
                                                          ----------        --------        --------          ----------
   Total assets                                           $1,001,950        $367,103        $217,313          $1,586,366
                                                          ==========        ========        ========          ==========

     Liabilities and Shareholders' Equity
Current liabilities:
   Current maturities of long-term debt                     $  7,513        $  1,932        $  3,000  (7)     $   12,445
   Accounts payable                                          116,067          40,879           1,976  (8)        158,922
   Accrued compensation and related liabilities               40,242          21,656               -              61,898
   Other current liabilities                                  63,609          10,846           7,414  (9)         81,869
                                                          ----------        --------        --------          ----------
     Total current liabilities                               227,431          75,313          12,390             315,134

Long-term debt                                               667,782         194,930         241,712  (7)      1,104,424
Deferred income taxes                                          4,356               -          20,134  (10)        24,490
Other liabilities                                             40,640          36,557           3,380  (11)        80,577
Commitments and contingencies
Shareholders' equity                                          61,741          60,303         (60,303) (12)        61,741
                                                          ----------        --------        --------          ----------
Total liabilities and shareholders' equity                $1,001,950        $367,103        $217,313          $1,586,366
                                                          ==========        ========        ========          ==========


                      See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.


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                                 CENVEO, INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET


(1) Represents adjustments to present inventories at their estimated fair values, which includes $1.3 million to reflect capitalized manufacturing profit on inventory. However, these estimates are preliminary and subject to change based upon completion of Cenveo's final valuation analysis.
(2) Represents adjustments to prepaid and other assets to reflect the tax effect of purchase accounting adjustments and the realizability of deferred tax assets and reverse payments made to customers that relate to the intangible asset for customer relationships recorded in purchase accounting.
(3) Represents an increase to property, plant and equipment to present them at their estimated fair values. However, these estimates are preliminary and subject to change based upon completion of Cenveo's final valuation analysis.
(4) Under the purchase method of accounting the total estimated cash consideration, excluding debt assumed, is allocated to Cadmus tangible and intangible assets based on a preliminary estimate of fair value as of December 31, 2006. These estimates and allocations are preliminary and subject to change based upon the completion of Cenveo's final valuation analysis and are as follows (in millions):

                                                                       December 31,
                                                                           2006
                                                                       ------------
     Cash payment for Cadmus common stock                               $   228.9
     Cash payments for the vested portion of stock options and
        restricted shares of Cadmus stock and for change in control
        provisions of Cadmus' incentive plans                                17.6
     Transaction expenses                                                     2.5
                                                                       ------------
     Total cash consideration                                               249.0
     Net book value of Cadmus assets                                        (60.3)
     Preliminary purchase price allocated to tangible and
        intangible assets                                                    37.3
                                                                       ------------
     Pro forma adjustment to goodwill                                   $   226.0
                                                                       ============

(5) Represents an increase to identifiable intangible assets to reflect them at their estimated fair value as follows: (i) the Cadmus trademark of $48.0 million, which has been assigned an indefinite life, and (ii) customer relationships of $64.7 million which are amortizable over their estimated weighted average useful lives of approximately 20 years. However, these estimates are preliminary and subject to change based upon completion of Cenveo's final valuation analysis.
(6) Represents adjustments to: (i) reduce deferred tax assets by $11.2 million to reflect the tax effect of purchase accounting adjustments and the realizability of deferred tax assets and a reclassification to conform to Cenveo's financial statement presentation, and (ii) write-off $3.8 million of debt issue costs related to Cadmus debt.
(7) Represents $241.9 million of additional debt incurred on Cenveo's acquisition of Cadmus and a $2.8 million increase to the estimated fair value of Cadmus debt assumed. Interest on the additional debt is reflected at its current rate of 7.1%. However, the estimates are preliminary and subject to change based upon completion of Cenveo's final valuation analysis.
(8)  Represents accrued payables related to transaction expenses.
(9) Represents adjustments for: (i) accrued change in control payments of $4.6 million for Cadmus incentive plans, (ii) estimated severance liabilities of $1.5 million in


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     connection with Cenveo's preliminary plan to exit certain activities, and
     (iii) an estimated lease termination reserve of $1.3 million.
(10) Adjustment to record deferred tax liabilities for the indefinite lived intangible assets acquired.
(11) Represents adjustments to: (i) reclassify contingent tax liabilities of $6.1 million to conform to Cenveo's financial statement presentation,
     (ii) record an estimated lease termination reserve of $1.9 million relating to exiting Cadmus' former corporate headquarters, (iii) decrease an unfavorable lease by $2.7 million to present it at its estimated fair value, and (iv) decrease pension and other postretirement benefits liabilities by $1.9 million to present them at their estimate fair values. However, the estimates are preliminary and subject to change based upon completion of Cenveo's final valuation analysis.
(12) The pro forma adjustment eliminates Cadmus's equity upon Cenveo's purchase of Cadmus' common stock.


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
                                                         CENVEO, INC.
                               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                               YEAR ENDING DECEMBER 31, 2006
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          HISTORICAL       HISTORICAL       PRO FORMA
                                                           CENVEO(1)        CADMUS(2)      ADJUSTMENTS        PRO FORMA
                                                          ----------       ---------       -----------        ---------
Net sales                                                 $1,511,224        $453,171        $      -         $ 1,964,395
Cost of sales                                              1,208,500         395,721            (170) (a)      1,604,051
Selling, general and administrative                          189,476          42,163          (1,114) (b)        230,525
Amortization of intangible assets                              5,473               -           3,235  (c)          8,708
Restructuring, impairment and other charges                   41,096           8,313          (2,560) (d)         46,849
                                                          ----------        --------        --------         -----------
     Operating income                                         66,679           6,974             609              74,262
Loss on sale of non-strategic businesses                       2,035               -               -               2,035
Interest expense, net                                         60,980          16,975          14,416  (e)(f)      92,371
Loss on early extinguishment of debt                          32,744               -               -              32,744
Other (income) expense, net                                      (78)            562             863  (f)          1,347
                                                          ----------        --------        --------         -----------
     Loss from continuing operations before
     income taxes                                            (29,002)        (10,563)        (14,670)            (54,235)
                                                          ----------        --------        --------         -----------
Income tax benefit                                            (7,177)        (11,791)         (5,648) (g)        (24,616)
                                                          ----------        --------        --------         -----------
     (Loss) income from continuing operations             $  (21,825)       $  1,228        $ (9,022)        $   (29,619)
                                                          ----------        --------        --------         -----------

Loss from continuing operations per share
    - basic and diluted                                   $    (0.41)                                        $     (0.56)
                                                          ==========                                         ===========
Weighted average shares--basic and diluted                    53,288                                              53,288
                                                          ==========                                         ===========

----------------
(1) The "Historical Cenveo" column represents the consolidated statement of operations of Cenveo for the year ending December 31, 2006, as reported in Cenveo's Annual Report on Form 10-K for such period.
(2) Represents the unaudited condensed consolidated statement of operations of Cadmus for the twelve months ending December 31, 2006, as outlined above.

                      See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations.



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                                CENVEO, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(a) Represents depreciation adjustments related to the estimated fair value of fixed assets and adjustments to conform to Cenveo's accounting policies and financial statement presentation. However, these valuations are preliminary and subject to change based upon completion of Cenveo's final valuation analysis.
(b) Represents adjustments to conform Cadmus to Cenveo's financial statement presentation and depreciation adjustments related to the fair value of fixed assets. However, these valuations are preliminary and subject to change based upon completion of Cenveo's final valuation analysis.
(c) Represents the amortization related to the intangible assets for customer relationships acquired that have a weighted average life of 20 years. However, these valuations are preliminary and subject to change based upon completion of Cenveo's final valuation analysis.
(d) Represents advisory and other fees paid by Cadmus relating to its acquisition by Cenveo.
(e) Represents adjustments to interest expense as follows: (i) an increase of $17.2 million related to approximately $241.9 million of additional debt Cenveo incurred on the acquisition of Cadmus at the current interest rate of 7.1%, (ii) a reduction of $0.9 million relating to the retirement and extinguishment of Cadmus' revolving senior bank credit facility with proceeds from our Term Loans at the current interest rate of 7.1%, (iii) a reduction of $0.8 million to conform to Cenveo's financial statement presentation, (iv) a net reduction of approximately $0.7 million from the reversal of Cadmus' debt issue costs and the amortization of debt issue costs capitalized in connection with the Amended Credit Facilities, and
     (v) a reduction of approximately $0.4 million relating to the amortization of the fair value adjustment for the Cadmus debt assumed and not extinguished on the acquisition date.
(f) Represents an adjustment to conform to Cenveo's financial statement presentation.
(g) Represents the estimated income tax effect of the above adjustments at a statutory rate of 38.5%.